Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of Brown-Forman Corporation of our report dated June 19, 2020 relating to the financial statements, financial statement schedule and the effectiveness of internal control over financial reporting, which appears in Brown-Forman Corporation's Annual Report on Form 10‑K/A for the year ended April 30, 2020.

/s/ PricewaterhouseCoopers LLP
Louisville, Kentucky
March 8, 2021